Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Trisha Mount
Senior Vice President
914-967-9400

Investor Relations: Allison Malkin
Press: Alecia Pulman
ICR, Inc.
203-682-8200

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD SECOND QUARTER RESULTS

Organic Net Sales Growth of 3.7%

Gross Margin Expansion of over 100 basis points

Second Quarter Cash Flow from Operations of $167M

RYE, N.Y., July 24, 2012—Jarden Corporation (NYSE:JAH) today reported its financial results for the three and six months ended June 30, 2012.

For the three months ended June 30, 2012:

•	Organic net sales grew 3.7%;

•	Reported net sales were $1.67 billion, the same as the previous year;

•	Gross margin increased 110 basis points to 29.6% compared to gross margin of 28.5% for the same period in 2011;

•	Diluted earnings per share increased approximately 30% to $1.08 compared to $0.83 for the same period in 2011;

•	Net income increased to $83.2 million compared to $73.9 million for the same period in 2011;

•	Adjusted diluted earnings per share increased approximately 28% to $1.14 compared to $0.89 for the same period in 2011; and

•	Adjusted net income increased to $88.0 million compared to $79.7 million for the same period in 2011.

For the six months ended June 30, 2012:

•	Organic net sales grew 3.3%;

•	Reported net sales were $3.17 billion compared to $3.16 billion for the same period in 2011;

•	Gross margin increased 82 basis points to 28.9% compared to adjusted gross margin of 28.1% for the same period in 2011;

•	Diluted earnings per share increased approximately 40% to $1.46 compared to $1.04 for the same period in 2011;

•	Net income increased to $118 million compared to $92.9 million for the same period in 2011;

•	Adjusted diluted earnings per share increased approximately 22% to $1.58 compared to $1.29 for the same period in 2011; and

•	Adjusted net income increased to $128 million compared to $115 million for the same period in 2011.

“It is a pleasure to report that Jarden continued to deliver on its financial goals during the second quarter, while generating our second highest cash flow from operations for any second quarter,” said Martin E. Franklin, Executive Chairman. “We have just completed our three day global strategic planning meeting and I am extremely excited by our extensive line of new product offerings, which should be a key driver of growth over the next several years. One of our targeted growth initiatives is growing the Marmot brand, and as the world prepares for the start of the Olympics this week in London, I’m delighted that the seven million expected spectators will be able to see firsthand Marmot’s latest flagship store. The location, next to the main Olympic venue in London, not only showcases Marmot’s technical performance offerings, but also features our Zoot line of triathlon products, as worn by Javier Gomez who is competing in the triathlon event for Spain.”

James E. Lillie, Chief Executive Officer commented, “We delivered strong organic growth during the quarter, marking our 11th consecutive quarter of achieving organic growth. Our strong sales performance in our Branded Consumables and Consumer Solutions segments reflects the advantages of Jarden’s diversified business model, where the inevitable seasonal fluctuations in certain businesses in any particular quarter can typically be mitigated by the general positive momentum across many of our businesses. This top line performance, coupled with significant gross margin expansion, allowed us to report a record second quarter earnings. We look forward to carrying our positive momentum into the second half of the year.”

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income, adjusted basic and diluted earnings per share and organic net sales growth to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EDT) today, July 24, 2012, to further discuss its second quarter results. To listen to the call by telephone, please dial 888-596-2633 (domestic) or 913-312-0946 (international) and provide passcode: 2249682. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 717-457-0820 (international) and provide passcode: 2249682 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 100 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Aero®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Gulp!®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl® and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lillo®, Loew Cornell®, Mapa®, NUK®, Pine Mountain®, Quickie®, Spontex® and Tigex®. Headquartered in Rye, N.Y., Jarden ranks #371 on the Fortune 500 and has over 23,000 employees worldwide. For in-depth information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, segment earnings, cash flow from operations, and reorganization and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three months ended
	June 30, 2012			June 30, 2011
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$1,675.6	$—	$1,675.6	$1,673.8	$—	$1,673.8

Cost of sales	1,179.2	—	1,179.2	1,196.3	—	1,196.3

Gross profit	496.4	—	496.4	477.5	—	477.5
Selling, general and administrative expenses	320.1	(4.0)	316.1	312.6	(4.7)	307.9

Operating earnings	176.3	4.0	180.3	164.9	4.7	169.6
Interest expense, net	45.0	—	45.0	46.0	—	46.0

Income before taxes	131.3	4.0	135.3	118.9	4.7	123.6
Income tax provision (benefit)	48.1	(0.8)	47.3	45.0	(1.1)	43.9

Net income	$83.2	$4.8	$88.0	$73.9	$5.8	$79.7

Earnings per share:
Basic	$1.09		$1.15	$0.83		$0.90
Diluted	$1.08		$1.14	$0.83		$0.89
Weighted average shares outstanding:
Basic	76.5		76.5	88.6		88.6
Diluted	76.9		76.9	89.1		89.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Six months ended
	June 30, 2012			June 30, 2011
	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)	As Reported (GAAP)	Adjustments (1)(3)	Adjusted (non-GAAP) (1)(3)

Net sales	$3,171.0	$—	$3,171.0	$3,157.2	$—	$3,157.2

Cost of sales	2,255.0	—	2,255.0	2,277.9	(6.7)	2,271.2

Gross profit	916.0	—	916.0	879.3	6.7	886.0
Selling, general and administrative expenses	638.1	(8.6)	629.5	625.7	(9.4)	616.3

Operating earnings	277.9	8.6	286.5	253.6	16.1	269.7
Interest expense, net	89.7	—	89.7	91.1	—	91.1
Loss on early extinguishment of debt	—	—	—	12.8	(12.8)	—

Income before taxes	188.2	8.6	196.8	149.7	28.9	178.6
Income tax provision (benefit)	69.9	(1.1)	68.8	56.8	6.7	63.5

Net income	$118.3	$9.7	$128.0	$92.9	$22.2	$115.1

Earnings per share:
Basic	$1.47		$1.59	$1.05		$1.30
Diluted	$1.46		$1.58	$1.04		$1.29
Weighted average shares outstanding:
Basic	80.7		80.7	88.8		88.8
Diluted	81.2		81.2	89.3		89.3

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2012	June 30, 2011	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$590.2	$494.6	$808.3
Accounts receivable, net	1,097.6	1,110.8	1,080.5
Inventories	1,454.8	1,583.6	1,274.4
Deferred taxes on income	179.5	157.0	181.6
Prepaid expenses and other current assets	150.5	175.6	148.7

Total current assets	3,472.6	3,521.6	3,493.5

Property, plant and equipment, net	596.3	646.8	615.9
Goodwill	1,716.9	1,758.1	1,717.1
Intangible assets, net	1,143.8	1,180.5	1,156.5
Other assets	131.2	129.8	133.7

Total assets	$7,060.8	$7,236.8	$7,116.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$481.4	$164.1	$269.3
Accounts payable	654.1	653.6	557.5
Accrued salaries, wages and employee benefits	163.7	171.8	181.1
Taxes on income	3.8	23.8	22.3
Other current liabilities	382.0	481.8	433.5

Total current liabilities	1,685.0	1,495.1	1,463.7

Long-term debt	2,919.0	3,033.7	2,890.1
Deferred taxes on income	506.2	461.8	507.8
Other non-current liabilities	323.9	311.1	343.1

Total liabilities	5,434.1	5,301.7	5,204.7

Total stockholders’ equity	1,626.7	1,935.1	1,912.0

Total liabilities and stockholders’ equity	$7,060.8	$7,236.8	$7,116.7

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net income	$83.2	$73.9	$118.3	$92.9
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	35.3	41.3	71.2	81.4
Debt extinguishment costs	—	—	—	12.8
Other non-cash items	4.6	31.7	26.1	43.1
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	48.5	39.9	(42.1)	(8.6)
Inventory	(68.8)	(75.8)	(190.3)	(259.2)
Accounts payable	73.7	28.5	100.3	67.3
Other current assets and liabilities	(9.3)	3.1	(63.7)	(54.4)

Net cash provided by (used in) operating activities	167.2	142.6	19.8	(24.7)

Cash flows from financing activities:
Net change in short-term debt	(10.0)	(3.4)	78.9	2.7
Proceeds from issuance of long-term debt	0.3	—	300.5	1,025.0
Payments on long-term debt	(19.5)	(8.1)	(132.6)	(1,095.0)
(Repurchase of) proceeds from common stock, net	2.3	(7.7)	(433.0)	(40.0)
Debt issuance costs	(0.2)	(1.9)	(3.4)	(12.1)
Dividends paid	—	(7.7)	(7.5)	(15.0)
Other	0.2	2.2	5.8	2.2

Net cash used in financing activities	(26.9)	(26.6)	(191.3)	(132.2)

Cash flows from investing activities:
Additions to property, plant and equipment	(26.8)	(24.1)	(50.1)	(51.1)
Other	6.3	(10.6)	6.3	(9.6)

Net cash used in investing activities	(20.5)	(34.7)	(43.8)	(60.7)

Effect of exchange rate changes on cash and cash equivalents	(10.8)	7.7	(2.8)	16.8

Net increase (decrease) in cash and cash equivalents	109.0	89.0	(218.1)	(200.8)
Cash and cash equivalents at beginning of period	481.2	405.6	808.3	695.4

Cash and cash equivalents at end of period	$590.2	$494.6	$590.2	$494.6

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2012
Net sales	$747.3	$403.0	$439.1	$103.3	$(17.1)	$1,675.6	$—	$1,675.6

Segment earnings (loss)	$95.7	$53.4	$68.6	$14.4	$—	$232.1	$(20.5)	$211.6

Adjustments to reconcile to reported operating earnings (loss):
Depreciation and amortization	(10.4)	(8.6)	(11.6)	(3.7)	—	(34.3)	(1.0)	(35.3)

Operating earnings (loss)	$85.3	$44.8	$57.0	$10.7	$—	$197.8	$(21.5)	$176.3

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2011
Net sales	$772.8	$389.2	$434.1	$92.3	$(14.6)	$1,673.8	$—	$1,673.8

Segment earnings (loss)	$118.9	$51.0	$59.9	$9.6	$—	$239.4	$(33.2)	$206.2

Adjustments to reconcile to reported operating earnings (loss):
Depreciation and amortization	(15.3)	(7.5)	(14.9)	(3.0)	—	(40.7)	(0.6)	(41.3)

Operating earnings (loss)	$103.6	$43.5	$45.0	$6.6	$—	$198.7	$(33.8)	$164.9

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2012
Net sales	$1,417.4	$750.9	$841.7	$195.1	$(34.1)	$3,171.0	$—	$3,171.0

Segment earnings (loss)	$167.3	$97.0	$120.7	$26.4	$—	$411.4	$(62.3)	$349.1

Adjustments to reconcile to reported operating earnings (loss):
Depreciation and amortization	(24.2)	(15.7)	(23.0)	(6.7)	—	(69.6)	(1.6)	(71.2)

Operating earnings (loss)	$143.1	$81.3	$97.7	$19.7	$—	$341.8	$(63.9)	$277.9

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2011
Net sales	$1,450.3	$736.0	$820.1	$181.3	$(30.5)	$3,157.2	$—	$3,157.2

Segment earnings (loss)	$183.6	$97.6	$107.3	$19.4	$—	$407.9	$(67.6)	$340.3

Adjustments to reconcile to reported operating earnings (loss):
Fair value adjustment to inventory	—	—	(5.3)	—	—	(5.3)	—	(5.3)
Depreciation and amortization	(30.0)	(14.7)	(29.5)	(6.0)	—	(80.2)	(1.2)	(81.4)

Operating earnings (loss)	$153.6	$82.9	$72.5	$13.4	$—	$322.4	$(68.8)	$253.6

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three and six months ended June 30, 2012 and 2011. For the three months ended June 30, 2012, adjustments to net income included $4.0 million of amortization of acquired intangible assets and the tax benefit adjustment of $0.8 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the three months ended June 30, 2011, adjustments to net income consist of $4.7 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended June 30, 2011 is the tax benefit adjustment of $1.1 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

For the six months ended June 30, 2012, adjustments to net income included $8.6 million of amortization of acquired intangible assets and the tax benefit adjustment of $1.1 million, which reflects the normalization of the adjusted results to the Company’s estimated 35% effective tax rate.

For the six months ended June 30, 2011, adjustments to net income consist of $6.7 million primarily associated with the manufacturer’s profit in inventory charged to cost of sales which is the purchase accounting fair value adjustment to inventory associated with the Quickie acquisition and $9.4 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the six months ended June 30, 2011 is the tax provision adjustment of $6.7 million which reflects the normalization of the adjusted results to the Company’s estimated 35.5% effective tax rate.

Note 2: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, significant acquisitions, and exited business from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three and six months ended June 30, 2012:

	Three months ended June 30, 2012	Six months ended June 30, 2012
Reconciliation of Non-GAAP measure

Net sales growth	0.1%	0.4%

Foreign exchange impacts	2.4%	1.8%
(Acquisitions)/exited business, net	1.2%	1.1%

Organic net sales growth	3.7%	3.3%

Note 3: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill, intangibles and other assets, certain reorganization and acquisition-related integration costs, transaction and integration costs, non-cash Venezuela hyperinflationary and devaluation charges, gains and losses as a result of currency fluctuations, gain on the sale of the domestic business, non-cash stock-based compensation costs, loss on early extinguishment of debt and other items. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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